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[LOGO OF KPMG]


         303 East Wacker Drive
         Chicago, IL 60601-5212



                       Consent of Independent Auditors


The Board of Directors
Alberto-Culver Company:

We consent to the incorporation by reference in the Registration Statement
(No. 333-70067) on Form S-8 of Alberto-Culver Company of our report dated May 4, 2001, relating to the financial statements of the Alberto-Culver 401(k) Savings Plan as of December 31, 2000 and 1999 and for the years then ended which report appears in the December 31, 2000 annual report on Form 11-K of Alberto-Culver Company.


/s/ KPMG LLP


Chicago, Illinois
June 27, 2001